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                                                              EXHIBIT 23.1


[LETTERHEAD OF BARDALL, WEINTRAUB P.C.
CERTIFIED PUBLIC ACCOUNTANTS APPEARS HERE]




To the Board of Directors of:
Super Kwik, Inc.
Waste Maintenance Services, Inc.




     We hereby consent to the use of our report dated September 30, 1996 relating to the combined financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc., which is contained in the current report on Form 8-K/A of Eastern Environmental Services, Inc. dated September 27, 1996.

Turnersville, NJ 08012

November 26, 1996

/s/ Bardall, Weintraub, P.C.

BARDALL, WEINTRAUB, P.C.